UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 3, 2006

A4S Security, Inc.
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

001-32566 (Commission File Number)	20-1978398 (IRS Employer Identification No.)

489 N. Denver Avenue, Loveland, CO 80537
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (970) 461-0071

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities.

On October 3, 2006, the Registrant issued a press release announcing the completion of a $5,223,750 private placement of unregistered securities. A total of $2,772,000 was closed consisting of 792,000 common share units at $3.50 per unit (“Common Share Units”) with each Common Share Unit including one share of the Registrant’s common stock (“Common Stock”) and three warrants (“Investor Warrants”) to acquire Common Stock. Additionally a total of $2,451,750 was closed consisting of 700,500 convertible promissory note units (“Note Units”) at $3.50 per unit with each Note Unit consisting of a 5.13% per annum Convertible Promissory Note (“Note”) due January 31, 2007, unless earlier converted, and three Investor Warrants. Each $3.50 of principal (plus interest) due under the Notes will automatically be converted into one share of the Registrant’s Series A Convertible Preferred Stock (“Series A Preferred Stock”) upon shareholder approval of such conversion. Approval for the conversion right is planned to be sought at a special meeting of the Registrant’s shareholders scheduled for the fourth quarter of 2006. The Series A Preferred Stock is non-voting, pays no dividends, contains no liquidation preference and is convertible into one share of Common Stock for each share of Series A Preferred Stock owned.

Investor Warrants consist of three separate warrants with the following terms: Warrant “A” is exercisable at $4.75 per share and expires four years from closing; Warrant “B” is exercisable at $4.75 per share and expires 18 months from closing; and Warrant “SWATW”‘s terms mirror exactly the Registrant’s current publicly-traded warrants, trading under the symbol: SWATW. Generally, the SWATW Warrants are exercisable at $9.00 per share, expire in July 2010 and are redeemable by the Registrant beginning on July 18, 2008 for $0.10 each, under defined conditions, including a minimum trading price of the Common Stock of $13.50 per share. The Registrant will use its reasonable best efforts to obtain the same CUSIP number for the “SWATW” Warrants issued in the private placement (the “new SWATW Warrants”) as is assigned to the Registrant’s current publicly-traded “SWATW” Warrants (the “existing SWATW Warrants”) so that following registration of the new SWATW Warrants they will trade with the existing SWATW Warrants. If the Registrant is unable to do so prior to the six month anniversary of the closing, the new SWATW Warrants shall thereupon be exchanged for a warrant, identical in form to Warrant “A” and Warrant “B” issued at the closing, except that the exercise price shall be $8.00 per share and the expiration date shall be July 18, 2010. All warrants shall be exercisable in cash, commencing six months after the closing and contain anti-dilution rights for stock splits and stock dividends.

The Registrant has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) for the shares of Common Stock underlying the Common Share Units and the Note Units within 90 days of the closing. The registration statement will also register the new SWATW Warrants (unless they have been replaced as discussed above, in which case they will not be registered). Failure to file the registration statement within 90 days of the closing or failure to get the registration statement effective 180 days from the closing would require the Registrant to pay each investor a penalty fee in cash equal to 2% per month up to a maximum of 10% of their investment.

The purpose of the private placement is to raise funds to support the recently announced pending acquisitions of Vizer Group, Inc., and Avurt International, Inc., and for ongoing product development and for working capital and general corporate purposes. The offering was conducted in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. Bathgate Capital Partners LLC served as placement agent for the offering and is being compensated with a commission of not more than 8%, a non-accountable expense allowance of 2% and warrant rights for up to 20% of the common shares and convertible notes sold in the offering at exercise prices ranging from $4.92 to $5.00 each.

Item 8.01 — Other Information.

On October 3, 2006, the Registrant issued a press release announcing the issuance of the securities as described above. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 8.01 of this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 — Financial Statements and Exhibits.

(d)   Exhibit

Exhibit Number	Description of Exhibit

3.1	Certificate of Designation
4.1	Promissory Note
4.2	Warrant "A"
4.3	Warrant "B"
4.4	SWATW Warrant Agreement and Certificate
10.1	Securities Purchase Agreement
10.2	Subscription Agreement
10.3	Registration Rights Agreement
99.1	Press Release dated October 3, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2006	A4S Security, Inc. Signature: /s/ Jeffrey G. McGonegal Name: Jeffrey G. McGonegal Title: Chief Financial Officer